SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

NUMEREX CORP.

(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3330 Cumberland Boulevard

Suite 700

Atlanta, Georgia

(Address of principal executive offices)

30339

(Zip code)

(770) 693-5950

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Numerex Corp. (the “Company”) and its subsidiaries are parties to an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (the “Bank”). Effective on November 5, 2012, the Company, its subsidiaries, and the Bank further amended the Loan Agreement (the “Amended Loan Agreement”) to, among other things, add an "Acquisition Line" of up to $10 million to fund permitted acquisitions.

Under the Amended Loan Agreement the Company now has access to an additional $10 million “Acquisition Line” of credit that is available to fund permitted acquisitions. The agreement requires the Company to maintain compliance with customary covenants, including those relating to maximum senior leverage; minimum fixed charges, and minimum liquidity. As of the date hereof, no amounts are outstanding under the Acquisition Line.

Borrowings are secured by a first priority perfected security interest on all of the Company’s and its domestic subsidiaries’ assets, including intellectual property.

The foregoing summary of the Amended Loan Agreement is not complete and is qualified in its entirety by reference to the Amended Loan Agreement, which will be attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2012.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is set forth in Item 1.01 above, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP.

Date: November 13, 2012	By:	/s/ Alan B. Catherall
Alan B. Catherall